UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021 (March 17, 2021)

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel (State or Other Jurisdiction of Incorporation)	001-38807 (Commission File Number)	81-3676773 (IRS Employer Identification No.)

Kiryat Atidim, Building 7 Tel Aviv, Israel (Address of principal executive offices)	6158002 (Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty ordinary shares, no par value per share	CMMB	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) o rRule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 17, 2021, Chemomab Therapeutics Ltd., formally known as Anchiano Therapeutics Ltd. (the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) disclosing the closing of the merger transaction pursuant to the Agreement and Plan of Merger by and among the Company, Chemomab Ltd. ("Chemomab") and CMB Acquisition Ltd., an Israeli limited company and wholly-owned subsidiary of the Company (“Merger Sub”).

This Amendment No. 1 on Form 8-K/A amends the Initial Filing to include the required historical financial statements of Chemomab and should be read in conjunction with the Initial Filing.

The pro forma financial information required by Item 9.01(b) will be filed under a separate cover.

Except as described above, all other information in the Initial Filing remains unchanged.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Chemomab Therapeutics Ltd.

This Amendment No. 1 is made to comply with Item 9.01(a) by providing the audited financial statements of Chemomab Ltd. as of December 31, 2020 and for the period from January 1, 2020 through December 31, 2020.

(d) Exhibits. Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

99.1	Audited Financial Statements of Chemomab Ltd., as of December 31, 2020 and for the period from January 1, 2020 through December 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chemomab Therapeutics Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	Chief Executive Officer and Chief Scientific Officer

Date: March 19, 2021